UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2024
Date of Report (Date of earliest event reported)

 FUNKO, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	35-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue
Everett, Washington 98201
(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.
On May 9, 2024, Funko, Inc. (the “Company”) announced its financial results for the three months ended March 31, 2024. The full text of the press release (the “Press Release”) issued in connection with the announcement is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The information contained in the website cited in the Press Release is not incorporated herein.
The information in Item 2.02 of this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 8, 2024, following a search process, the Board of Directors (the “Board”) of the Company appointed Cynthia Williams as the Company’s Chief Executive Officer and a Class II director, in each case effective May 20, 2024 (the “Effective Date”). Ms. Williams succeeds Michael Lunsford, the Company’s Interim Chief Executive Officer. Mr. Lunsford will continue to serve as a member of the Board following the Effective Date. Also on May 8, 2024, Andrew Perlmutter resigned as a Class II director of the Company, effective on the Effective Date.
Ms. Williams, age 57, served as the President and Chief Operating Officer of Wizards of the Coast and Digital Gaming at Hasbro, Inc., a leading toy and game company, from February 2022 to April 2024. Prior to her time with Hasbro, Inc. Ms. Williams worked in different executive capacities at Microsoft Corporation, from August 2018 to February 2022, including as General Manager and Vice President, Gaming Ecosystem Commercial Team from September 2020 to February 2022, General Manager and Vice President, Xbox Business Engineering & Mixer from November 2019 to September 2020 and General Manager and Vice President, Gaming Business Expansion, Xbox from September 2018 to November 2019. Ms. Williams received a Bachelor of Science in Business Administration from Western Carolina University in 1989 and a Masters of Business Administration from Wake Forest University in 1995. The Company believes Ms. Williams is qualified to serve on the Board due to her extensive experience in the consumer products, gaming and e-commerce industries as well as her board management experience at large multinational public companies.
In connection with Ms. Williams’ appointment as Chief Executive Officer, the Company has entered into an Employment Agreement with Ms. Williams (the “Williams Agreement”). The Williams Agreement provides, among other things, that, in connection with her appointment as Chief Executive Officer, the Company has agreed to pay Ms. Williams an annual base salary of $1,000,000. Ms. Williams will also be eligible for (i) an annual performance-based bonus of up to 200% of her annual base salary to a maximum payout level established by the Board in its discretion, with a target bonus opportunity of up to 100% of her annual base salary; provided, that with respect to 2024, the Company has agreed to pay Ms. Williams an annual bonus payout that is no less than 75% of Ms. Williams’ annual target bonus for 2024 (which payout shall be prorated to reflect Ms. Williams start date), and (ii) an annual long-term incentive equity award having a target value of 250% of Ms. Williams’ then-current annual salary, as determined by the Board or a committee thereof. In the event of a qualifying termination, Ms. Williams will be entitled to receive certain severance benefits under the Williams Agreement, subject to her execution and non-revocation of a release of claims.
Under the Williams Agreement, Ms. Williams will be subject to a twelve-month post termination non-compete covenant, a twenty-four month post-termination non-solicit covenant and perpetual confidentiality and non-disparagement covenants.

In addition, the Company intends to grant Ms. Williams sign-on equity awards consisting of (i) an option (“Option”) to purchase shares of the Company’s Class A common stock at a per-share exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant (the “Exercise Price”) with respect to a number of shares equal to the ratio of (i) $5,000,000 to (ii) the excess of (A) the price equal to three times the Exercise Price (the “Vesting Price”) over (B) the Exercise Price, (ii) a restricted stock unit grant with an aggregate grant date value targeted at $2,500,000 (the “2024 Annual Grant”) and (iii) an additional one-time restricted stock unit grant with an aggregate grant date value of $625,000 (the “New Hire Grant”). The Option will be eligible to vest based on the achievement of a stock price hurdle equal to the Vesting Price, measured based on the average of the Company’s closing share price over a 90 trading day trailing average, prior to the fourth anniversary of the Effective Date, subject to her continued employment with the Company; provided, that the Option shall not be eligible to vest until at least the second anniversary of the date of grant; and, provided further, that the Option may be subject to acceleration upon the occurrence of a change in control (as defined in the 2024 Inducement Award Plan (as defined below)) so long as the per share consideration to be received by Company stockholders in connection with such change in control equals or exceeds the Vesting Price. The 2024 Annual Grant will vest over four years in four equal annual installments on each of the first four anniversaries of the Effective Date and the New Hire Grant will vest over three years in three equal annual installments on each of the first three anniversaries of Effective Date, in each case subject to her continued service through the applicable vesting dates. The sign-on equity awards will be granted pursuant to the terms of the 2024 Inducement Award Plan (as defined below) and applicable forms of award agreement.
The foregoing description of the Williams Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Williams Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Inducement Plan
On May 8, 2024, the Board adopted the Funko, Inc. 2024 Inducement Award Plan (the “2024 Inducement Award Plan”). The terms of the 2024 Inducement Award Plan are substantially similar to the terms of the Company’s 2019 Incentive Award Plan, though incentive stock options may not be issued under the 2024 Inducement Award Plan and awards under the 2024 Inducement Award Plan may only be issued to eligible recipients under the applicable Nasdaq Listing Rules. The 2024 Inducement Award Plan was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4).
In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the 2024 Inducement Award Plan may only be made to an employee who is commencing employment with the Company or any subsidiary or who is being rehired following a bona fide interruption of employment by the Company or any subsidiary, in either case if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary. The Board has initially reserved 1,500,000 shares of the Company’s Class A common stock, par value $0.0001 per share, for issuance under the 2024 Inducement Award Plan.
A complete copy of the 2024 Inducement Award Plan and the forms of stock option grant notice and stock option agreement and restricted stock grant notice to be used thereunder are filed herewith as Exhibits 10.2, 10.3 and 10.4.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description
10.1	Employment Agreement between the Company and Cynthia Williams, effective May 20, 2024.
10.2	Funko, Inc. 2024 Inducement Award Plan.
10.3	Form of Stock Option Grant Notice and Stock Option Agreement.
10.4	Form of Restricted Stock Grant Notice.
99.1	Press release of Funko, Inc. issued May 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2024	FUNKO, INC.

By:	/s/ Tracy D. Daw
Tracy D. Daw
Chief Legal Officer and Secretary